UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

Longboard Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LONGBOARD PHARMACEUTICALS, INC.

4275 Executive Square, Suite 950

La Jolla, California 92037

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 23, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Longboard Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Thursday, May 23, 2024, at 8:00 a.m. (Pacific Time) at 4275 Executive Square, Suite 950, La Jolla, California 92037. The Annual Meeting is being held for the following purposes:

1.	To elect the two Class III directors named herein to hold office until the Company’s 2027 annual meeting of stockholders.
2.

To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to limit the liability of officers of the Company to the maximum extent permitted by law as permitted pursuant to Section 102(b)(7) of the Delaware General Corporation Law.

3.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.
4.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 28, 2024. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Kevin R. Lind

President and Chief Executive Officer

San Diego, California

April 12, 2024

Please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

LONGBOARD PHARMACEUTICALS, INC.

4275 Executive Square, Suite 950

La Jolla, California 92037

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

May 23, 2024

MEETING AGENDA

Proposals		Page	Voting Standard	Board Recommendation
1.	Election of Directors	6	Plurality	For each director nominee
2.	Amendment to the Company's Amended and Restated Certificate of Incorporation to provide for the exculpation of the Company's officers to the maximum extent permitted by Delaware law	21	Majority of shares issued and outstanding as of the Record Date	For
3.	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2024	22	Majority of shares present in person or represented by proxy and entitled to vote on the matter	For

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1

PROPOSAL 1: ELECTION OF DIRECTORS	6

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	11

Independence of the Board of Directors	11

Board Leadership Structure	11

Role of the Board in Risk Oversight	11

Meetings of the Board of Directors	11

Information Regarding Committees of the Board of Directors	12

Audit Committee	12

Compensation Committee	13

Nominating and Corporate Governance Committee	14

Our Commitment to Corporate Social Responsibility – Environmental, Social and Governance Initiative	15

Patient Advocacy	16

Environmental Sustainability	17

Employee Culture, Engagement & Diversity	17

Board Diversity	19

Board Composition	19

Stockholder Communications with the Board	20

Code of Ethics	20

Prohibition on Speculative Trading	20

PROPOSAL 2; amendment to the Company's Certificate of Incorporation to provide for the exculpation of the Company's officers to the Maximum Extent permitted by Delaware law	21

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23

EXECUTIVE OFFICERS	25

EXECUTIVE COMPENSATION	26

DIRECTOR COMPENSATION	32

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION	34

Policies and Procedures for Transactions with Related Parties	34

Certain Related Person Transactions	34

Indemnification Agreements	36

HOUSEHOLDING OF PROXY MATERIALS	36

OTHER MATTERS	36

LONGBOARD PHARMACEUTICALS, INC.

4275 Executive Square, Suite 950

La Jolla, California 92037

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 23, 2024

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Longboard Pharmaceuticals, Inc. (sometimes referred to as “we,” “us,” “our,” or the “Company”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 12, 2024, to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after April 12, 2024.

Where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, May 23, 2024, at 8:00 a.m. (Pacific Time) at 4275 Executive Square, Suite 950, La Jolla, California 92037.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 28, 2024 (the “Record Date”) will be entitled to vote at the Annual Meeting. We have two classes of common stock: voting common stock (“common stock”) and non-voting common stock. Unless otherwise noted, all references in this Proxy Statement to “common stock” or “shares” refers to voting common stock. On the Record Date, there were 33,607,490 shares of common stock outstanding and entitled to vote. Holders of our non-voting common stock are not entitled to vote such non-voting common stock at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. We urge you to follow the instructions sent to you on your Notice, or you may fill out and return the proxy card that may be mailed to you or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.

What am I voting on?

There are three matters scheduled for a vote:

•
Proposal 1: To elect the two Class III directors named herein to hold office until the Company’s 2027 annual meeting of stockholders.
•
Proposal 2: To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to limit the liability of officers of the Company to the maximum extent permitted by law as permitted pursuant to Section 102(b)(7) of the Delaware General Corporation Law.
•
Proposal 3: To ratify the selection by the Audit Committee of the Board (the “Audit Committee”) of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For Proposals 2 and 3, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote using the following mechanisms:

•
To vote through the internet, go to www.proxypush.com/LBPH to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your internet vote must be received prior to the meeting to be counted.
•
To vote over the telephone, dial toll-free 1-866-313-0564 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your telephone vote must be received prior to the meeting to be counted.
•
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

Stockholders of record or beneficial owners (with a valid proxy form from their broker) may also vote in person at the Annual Meeting.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date. You do not have any votes for any shares of non-voting common stock that you may own.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by signing and returning your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each nominee for director, "For" the approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to provide for the exculpation of our officers to the maximum extent permitted by Delaware law, and “For” the ratification of the selection by the Audit Committee of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. The only proposal that would be considered "routine" in such event is Proposal 3, the proposal for the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024. The election of directors and the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation to provide for the exculpation of our officers to the maximum extent permitted by Delaware law are “non-routine” matters.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
You may submit another properly completed proxy card with a later date.
•
•
You may grant a subsequent proxy by telephone or through the internet.
•
You may notify our corporate secretary at 4275 Executive Square, Suite 950, La Jolla, California 92037, in writing before the Annual Meeting that you have revoked your proxy, after which you are entitled to submit a new proxy or vote during the Annual Meeting.

•
You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

Will a list of record stockholders as of the Record Date and entitled to vote at the Annual Meeting be available?

For the ten days ending on the day prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning May 13, 2024, and until the meeting, stockholders should email ir@longboardpharma.com.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 13, 2024, to 4275 Executive Square, Suite 950, La Jolla, California 92037, Attention: Corporate Secretary. The timely submission of a proposal does not guarantee its inclusion in the Company’s proxy materials.

If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so between January 23, 2025 and February 22, 2025. However, if next year’s annual meeting is held more than 30 days earlier or more than 70 days later than the anniversary of the Annual Meeting, then your director nomination or other proposal that is not to be included in next year’s proxy materials must be received (A) no earlier than the close of business on the 120th day prior to next year’s annual meeting, and (B) no later than the close of business on the later of (i) the 90th day prior to next year’s annual meeting or (ii) the 10th day following the day on which public announcement of the date of next year’s annual meeting is first made.

You are also advised to review our amended and restated bylaws (our “Bylaws”), which contain additional requirements relating to advance notice of stockholder proposals and director nominations. Our Bylaws were most recently amended and restated in September 2023 to, among other things, (1) enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of stockholder proposals and (2) address Rule 14a-19 adopted by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, for the proposal to amend the Company's Amended and Restated Certificate of Incorporation to provide for the exculpation of the Company's officers to the maximum extent permitted by Delaware law, the proposal to ratify the Audit Committee’s selection of KPMG LLP as our independent public accounting firm for the fiscal year ended December 31, 2024, and any other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Broker non-votes will have no effect on Proposal 1. Abstentions will be counted towards the vote total for Proposals 2 and 3 and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum and will have the same effect as an “Against” vote for Proposal 2 but will have no effect on Proposal 3.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares on such matters. However, the broker, bank or other securities intermediary may still submit a proxy for those shares and vote for “routine” matters. When this occurs, the un-voted shares on “non-routine” matters are counted as “broker non-votes.” Proposals 1 and 2 are considered to be “non-routine” under NYSE rules and we expect broker non-votes to exist in connection with these proposals. Proposal 3 is considered to be “routine” under NYSE rules and we do not expect broker non-votes in connection with Proposal 3.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

For Proposal 1, the two nominees receiving the most “For” votes from the holders of shares present in person at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

For Proposal 2, approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to provide for the exculpation of our officers to the maximum extent permitted by Delaware law, must receive “For” votes from the holders of a majority of shares issued and outstanding as of the Record Date. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.

For Proposal 3, ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2024, must receive “For” votes from the holders of a majority of shares present in person at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of common stock entitled to vote are present at the Annual Meeting in person or represented by proxy. On the Record Date, there were 33,607,490 shares of common stock outstanding and entitled to vote. Thus, the holders of 16,803,746 shares of common stock must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares of common stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares of common stock present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes. Each class has a three-year term. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has seven members. Set forth below are the names, ages, the year first elected or appointed and positions of our directors as of the Record Date:

Name	Age	Year First Elected or Appointed Director	Position
Kevin R. Lind	47	2020	Director, President and Chief Executive Officer
Vincent E. Aurentz	56	2020	Director
Corinne Le Goff, Pharm.D.	58	2021	Director
Casey C. Lynch	50	2021	Director
Phillip M. Schneider	67	2020	Director
Paul J. Sekhri	65	2020	Director, Chair of Board
Jane Tiller, MBChB, FRCPsych	60	2021	Director

There are two directors in the class whose term of office expires in 2024: Paul J. Sekhri and Phillip M. Schneider. Mr. Sekhri and Mr. Schneider have been nominated for reelection at the Annual Meeting.

If so reelected at the Annual Meeting, each of these nominees would serve until the Company’s 2027 annual meeting of stockholders and until the director’s successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. All seven of our directors attended our 2023 annual meeting of stockholders.

Directors are elected at the Annual Meeting by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) seeks to assemble a board that, as a whole, is diverse and possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating Committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the Nominating Committee also takes into account geographic, gender, age, and ethnic diversity.

Nominees for Election for a Three-year Term Expiring at the Company’s 2027 Annual Meeting of Stockholders

Set forth below is biographical information for each of our director nominees and a summary of the specific qualifications, attributes, skills, and experiences which led our Nominating Committee and the Board to conclude that each director nominee should serve on our Board at this time. There are no familial relationships among any of the directors or executive officers of the Company.

Paul J. Sekhri has served as a member of our Board since December 2020, and as Chair of our Board since February 2021.Mr. Sekhri has over 35 years of experience in the life science industry. His experience encompasses senior management in large corporate pharmaceutical and biotechnology companies, as well as private equity and venture capital. Mr. Sekhri has served as President, Chief Executive Officer and a director of vTv Therapeutics, Inc., a publicly traded clinical trial stage biotechnology company, since August 2022. Previously he served as President and Chief Executive Officer of eGenesis, Inc., a private biopharmaceutical company, from January 2019 to April 2022, where he remains on the board of directors. Prior to joining eGenesis, he was President and Chief Executive Officer of Lycera Corp., a private biopharmaceutical company, from February 2015 to December 2018. Prior to this, he served as Senior Vice President, Integrated Care for Sanofi from 2014 to 2015. Previously, he served as Chief Strategy Officer and Group Executive Vice President, Global Business Development for Teva Pharmaceutical Industries, Ltd. from 2013 to 2014. Prior to joining Teva, he spent five years, from 2009 to 2013, as Operating Partner and Head of the Biotechnology Operating Group at TPG Biotech, the life sciences venture capital arm of TPG Capital. From 2004 to 2009, Mr. Sekhri was Founder, President, and Chief Executive Officer of Cerimon Pharmaceuticals, Inc. Prior to founding Cerimon, Mr. Sekhri was President and Chief Business Officer of ARIAD Pharmaceuticals, Inc. Previously, Mr. Sekhri spent five years at Novartis as Senior Vice President, and Head of Global Search and Evaluation, Business Development and Licensing for Novartis Pharma AG. Mr. Sekhri is a member of the board of directors of Veeva Systems Inc. and a member of the board of directors and the Chairman of the Board of Compugen Ltd. During the past five years, Mr. Sekhri was also a member of the board of directors of Pharming Group N.V., Ipsen, S.A., Axcella Healthcare Inc., BiomX Inc. and Alpine Immune Sciences, Inc. Additionally, he is on the Board of Directors of The Metropolitan Opera, The English Concert in America and was a member of the Board of Trustees of Carnegie Hall. He sits on the Board of the Knights Ensemble, and most recently was nominated as Chairman of the Board of Trustees of Young Concert Artists, Inc. Mr. Sekhri completed graduate work in Neuroscience at the University of Maryland School of Medicine, where he also received his B.S. in Zoology.

The Board and Nominating Committee believes that Mr. Sekhri’s extensive executive experience and wide-ranging experience in the pharmaceutical industry qualify him to serve on our Board.

Phillip M. Schneider has served as a member of our Board since December 2020. Most recently, Mr. Schneider held various positions with IDEC Pharmaceuticals Corporation, a biopharmaceutical company, from 1987 to 2003, including: Senior Vice President and Chief Financial Officer from 1997 to 2003; and Director of Finance and Administration from 1992 to 1997. Prior to that, Mr. Schneider held various management positions at Syntex Pharmaceuticals Corporation, a pharmaceutical company, from 1985 to 1987, and KPMG LLP, an audit and tax advisory firm, from 1982 to 1984, where he attained his CPA license. Mr. Schneider currently serves as a member of the board of directors of ARS Pharmaceuticals, Inc., a pharmaceutical company, since June 2019, and YMCA of San Diego County since 2002. Mr. Schneider previously served as a member of the board of directors at Pfenex Inc. from 2014 until its acquisition by Ligand in 2020, Arena Pharmaceuticals, from 2007 to 2018, Auspex Pharmaceuticals, from 2014 until its acquisition by Teva Pharmaceuticals in 2015, and Gen-Probe, Inc., from 2002 until its acquisition by Hologic Inc. in 2012. Mr. Schneider holds a B.S. in Biochemistry from the University of California, Davis and an M.B.A. from the University of Southern California.

The Board and Nominating Committee believes that Mr. Schneider’s extensive experience in finance and accounting and his experience in the biopharmaceutical industry qualify him to serve on our Board.

THE BOARD RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

Information about Members of the Board of Directors Continuing in Office

Set forth below is biographical information for each of our directors continuing in office along with a summary of the specific qualifications, attributes, skills and experiences which led our Nominating Committee and the Board to conclude that each current director is qualified to continue to serve on our Board. There are no familial relationships among any of the directors or executive officers of the Company.

Directors Continuing in Office Until the Company’s 2025 Annual Meeting of Stockholders

Kevin R. Lind has served as our President and Chief Executive Officer since March 2020 and as a member of our Board since our inception in January 2020. Mr. Lind served as our Chief Financial Officer from our inception in January 2020 to January 2021. Mr. Lind previously served as the Executive Vice President and Chief Financial Officer of Arena Pharmaceuticals, Inc. (“Arena”), a publicly traded biopharmaceutical company that was acquired by Pfizer Inc. in March 2022, from June 2016 to March 2020. Prior to joining Arena, Mr. Lind was a Principal focused on healthcare at TPG Special Situations Partners, a global investment firm, from January 2009 to June 2016. Mr. Lind was a member of the TPG Pharma Partners effort at TPG-Axon Capital, a global investment firm, from 2006 to 2008. He served in various capacities as a healthcare investment banker at Lehman Brothers, Inc., a former global financial services firm, from 1998 to 2002, and 2004 to 2006. Mr. Lind served on the board of Ceek Women’s Health, a private medical device company focused on creating innovative products for women's health, from November 2021 to January 2024. Mr. Lind received a B.S. from Stanford University in Biological Sciences and an M.B.A. from UCLA Anderson School of Management.

The Board and Nominating Committee believes that Mr. Lind’s perspective and experience as our President and Chief Executive Officer, as well as his historical experience at Arena and prior positions, qualify him to serve on our Board.

Corinne Le Goff, Pharm.D. has served as a member of our Board since March 2021. Dr. Le Goff served as President and Chief Executive Officer and Director of Imunon, Inc. (Nasdaq: IMNN) (formerly Celsion Corporation), a fully integrated, clinical stage biotechnology company, from July 2022 to March 2024. Prior to her appointment at Imunon, Dr. Le Goff served as Chief Commercial Officer of Moderna, Inc., a publicly traded pharmaceutical company, from January 2021 through January 2022. Dr. Le Goff previously served as Senior Vice President and General Manager of the U.S. Business Organization at Amgen, Inc., a publicly traded biotechnology company, from March 2019 to January 2021. During her tenure at Amgen, she also served as Senior Vice President of Global Product Strategy from June 2018 to March 2019, and Senior Vice President of the Europe Region from June 2015 to May 2018. Dr. Le Goff worked in the policy community and advocated for innovative, high-quality and affordable healthcare. Dr. Le Goff held various positions within the Roche Group, a multinational healthcare company, including President of Roche’s French affiliate from May 2012 to May 2015. Dr. Le Goff previously served as a member of the board of directors of Euroapi S.A., from April 2022 to January 2023. Dr. Le Goff also served on the board of directors of the Pacific Council on International Policy from October 2019 to December 2020, and CFAO, a trading company, from October 2014 until October 2020, where she served as a member of their Nomination and Compensation Committee, the Sustainable Development Committee and the Audit Committee. Dr. Le Goff received a Pharm. D. from the University Paris V and an M.B.A. in Marketing from La Sorbonne University, France.

The Board and Nominating Committee believes that Dr. Le Goff’s substantial commercial experience in the biopharmaceutical industry qualifies her to serve on our Board.

Directors Continuing in Office Until the Company’s 2026 Annual Meeting of Stockholders

Casey Lynch has served as a member of our Board since February 2021. Ms. Lynch has served as Chief Executive Officer and a member of the board of directors of Lighthouse Pharmaceuticals, a clinical stage private biopharmaceutical company which she co-founded, since September 2022. Ms. Lynch is also the founder of Sonoma Bioventures, an investment and advisory firm, and has served as its Managing Partner since February 2022. She previously co-founded and served as President and Chief Executive Officer and a member of the board of directors of Cortexyme, Inc., a publicly traded biotechnology company, from July 2014 through January 2022, and as Chairman of Cortexyme’s board of directors from November 2018 through January 2022. She was a member of the board of directors of the California Life Science Association, a trade association representing California’s life science industry, from 2019 to 2021. Prior to co-founding Cortexyme, Ms. Lynch co-founded various companies and organizations in the biotechnology industry including Aspira Biosystems, Inc. and NeuroInsights, LLC. She served as Aspira’s co-founder, President, Chief Executive Officer and Chairman from 1999 to 2004 and she co-founded NeuroInsights and served as its Managing Director from 2004 to 2015. Ms. Lynch also co-founded Neurotechnology Industry Organization, a non-profit trade association, and served as a board member from March 2005 to September 2018. Ms. Lynch holds a B.S. in Neuroscience from the University of California, Los Angeles, and an M.S. in Neuroscience from the University of California, San Francisco.

The Board and Nominating Committee believes that Ms. Lynch’s leadership and operational experience, as well as her extensive professional and educational experience in the biotechnology industry, qualify her to serve on our Board.

Vincent E. Aurentz has served as a member of our Board since February 2020. Mr. Aurentz most recently served as the Executive Vice President and Chief Business Officer of Arena Pharmaceuticals, Inc. a publicly traded biopharmaceutical company, from August 2016 through its acquisition by Pfizer Inc. in March 2022. Mr. Aurentz has over 30 years of experience in the biopharmaceuticals industry. Previously, he was the Chief Business Officer of Epirus Biopharmaceuticals, Inc. a publicly traded biopharmaceutical company, from November 2015 to July 2016. Prior to that, Mr. Aurentz served as President and was a member of the board of directors of HemoShear Therapeutics, LLC from July 2013 to November 2015, where he oversaw the scientific platform, research and development activities, commercial and business development efforts including collaborations with global organizations such as Pfizer, Eli Lilly, Janssen research and development and Children’s National Health System. Prior to joining HemoShear, Mr. Aurentz was Executive Vice President and member of the Executive Management Board at Merck KGaA (Merck Serono S.A.) where he directed research and development programs, portfolio strategy and headed all deal activity and venture investments. Mr. Aurentz is a former Executive Vice President at Quintiles and a Co-founder and Managing Director of a venture capital and advisory business. He was a partner with CSC Healthcare, the life sciences strategic management consulting division of Computer Sciences Corporation, after starting his career and working for 8 years at Andersen Consulting (now Accenture). Mr. Aurentz received a B.S. in Mathematics from Villanova University.

The Board and Nominating Committee believes that Mr. Aurentz’s extensive business development experience in the biopharmaceutical industry and his historical experience at Arena qualify him to serve on our Board.

Jane Tiller, MBChB, FRCPsych (M.D.) has served as a member of our Board since November 2021. Dr. Tiller has served as an advisor to Neumora Therapeutics, a clinical-stage private biotechnology company, since October 2022, where she served as Chief Medical Officer from September 2020 to October 2022. She previously served as Chief Medical Officer of BlackThorn Therapeutics, a private biotechnology company, from February 2019 through its acquisition by Neumora in September 2020. Prior to joining BlackThorn, Dr. Tiller held several positions at Bristol-Myers Squibb (BMS), a publicly traded pharmaceuticals company, from May 2011 to January 2019, including serving as Head of Medical European Markets, Australia and Canada from July 2014 to January 2019, where she oversaw all medical functions for her territories. Dr. Tiller also previously served as Vice President of Global Medical for neuroscience, virology and immunoscience at BMS, and as Vice President, Full Development Gamma Secretase for BMS' Alzheimer’s program. Previously, she held positions of increasing responsibility at Cephalon, including as Vice President, Clinical Research, CNS/Pain, where she was responsible for all clinical development activities of programs for schizophrenia, bipolar disorder, anxiety and sleep disorders. Prior to joining industry, Dr. Tiller was Clinical Director at the Maudsley Hospital, London, a Consultant Psychiatrist (attending) and honorary Senior Lecturer. Dr. Tiller received her medical degree from the Glasgow University Medical School, an M.B.A. from Drexel University, and an MPhil from the University of Pennsylvania.

The Board and Nominating Committee believes that Dr. Tiller’s extensive medical knowledge and experience in the biopharmaceutical industry qualify her to serve on our Board.

information regarding the board of directors and corporate governance

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the Nasdaq listing rules, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of our directors, except for Mr. Lind, are independent directors within the meaning of the applicable Nasdaq listing rules. In making this determination, the Board found that none of the directors determined to be independent had a material or other disqualifying relationship with the Company.

Board Leadership Structure

The Board is currently chaired by Mr. Sekhri, who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chair of the Board has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Chair of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company.

In addition, we have a Chair for each committee of the Board. The Chair of each committee reports periodically to the Board on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. In particular our Board is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. Our Board administers its oversight function directly, as well as through various standing or other appointed committees. For example, our Audit Committee is responsible for overseeing the management of risks associated with financial reporting, accounting and auditing matters, and monitors our exposures to related strategic, operational, regulatory and other risks, including oversight of our cybersecurity risk management processes; our Compensation Committee oversees the management of risks associated with our compensation policies and programs; and our Nominating Committee oversees the management of risks associated with director independence, conflicts of interest and composition of our Board, and management succession planning.

Meetings of the Board of Directors

The Board met six times during the last fiscal year. Each Board member attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served that were held during the portion of the last fiscal year for which they were directors or committee members, respectively.

As required under applicable Nasdaq listing rules, in the last fiscal year the Company’s independent directors met in regularly scheduled executive sessions of the Board and its committees at which only independent directors were present.

Information Regarding Committees of the Board of Directors

The Board has three standing committees: the Audit Committee, Compensation Committee and Nominating Committee. The following table provides membership as of December 31, 2023, and meeting information for fiscal 2023 for each of the Board committees:

Name	Audit(1)	Compensation(2)	Nominating and Corporate Governance(3)
Kevin R. Lind
Vincent E. Aurentz	X	X
Corinne Le Goff, Pharm.D.	X		X
Casey C. Lynch			X *
Phillip M. Schneider	X *
Paul J. Sekhri		X *
Jane Tiller, MBChB, FRCPsych		X	X
Total meetings in fiscal 2023	4	5	3

* Committee Chairperson

(1) Between January 1, 2023, and May 25, 2023, the Audit Committee was composed of Phillip M. Schneider (Chairperson), Corinne Le Goff, Pharm.D., and Casey C. Lynch.

(2) Between January 1, 2023, and May 25, 2023, the Compensation Committee was composed of Paul J. Sekhri (Chairperson), Corinne Le Goff, Pharm.D., and Phillip M. Schneider.

(3) Between January 1, 2023, and May 25, 2023, the Nominating and Corporate Governance Committee was composed of Casey C. Lynch (Chairperson), Paul J. Sekhri, and Jane Tiller, MBChB, FRCPsych.

Each of the standing committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Below is a description of each standing committee of the Board.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control over financial reporting and financial statement audits, as well as the quality and integrity of our financial statements and reports and to oversee our independent registered accounting firm. Specific responsibilities of our Audit Committee include:

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helping our Board oversee our corporate accounting and financial reporting processes;
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managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
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discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
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developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
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reviewing and discussing with management and the independent registered public accounting firm, as appropriate, earnings press releases, and press releases containing information relating to material financial developments and earnings guidance provided to analysts and ratings agencies;
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reviewing related person transactions;
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obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law;

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reviews the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial, cybersecurity and information technology risk exposures and the steps taken by management to identify, monitor and control exposures to strategic, financial, cybersecurity and information technology, operational, regulatory and other risks inherent in the Company’s business; and
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approving, or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

The Audit Committee is composed of three directors: Mr. Schneider, Mr. Aurentz and Dr. Le Goff. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.longboardpharma.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 12, 2024 (the “Annual Report”).

The Board reviews the Nasdaq listing rules definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing rules).

The Board has also determined that Mr. Schneider qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. In making this determination, the Board made a qualitative assessment of Mr. Schneider’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer.

Report of the Audit Committee of the Board*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Annual Report.

Phillip M. Schneider
Vincent E. Aurentz
Corinne Le Goff, Pharm.D.

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The primary purpose of the Compensation Committee of our Board (“Compensation Committee”) is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

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reviewing and recommending to our Board the compensation of our chief executive officer, and reviewing and approving or recommending the compensation for our other executive officers and senior management;
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reviewing and recommending to our Board the compensation paid to our directors;
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overseeing administering our equity incentive plans and other benefit programs;

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reviewing, adopting, amending and terminating, incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;
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approving, administering and modifying our incentive compensation recoupment (clawback) policy; and
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reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

The Compensation Committee is composed of three directors: Mr. Sekhri, Mr. Aurentz and Dr. Tiller. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.longboardpharma.com. The information on our website is not incorporated by reference into this Proxy Statement or the Annual Report.

Compensation Committee Processes and Procedures

From time to time, various members of management and other employees as well as outside advisors or consultants are invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation. In addition, under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, after taking into consideration six factors, prescribed by the SEC and Nasdaq that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, the Compensation Committee engaged Frederic W. Cook & Co. (“FW Cook”) as compensation consultant. As part of its engagement FW Cook was requested by the Compensation Committee to help develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group for purposes of developing recommendations that were presented to the Compensation Committee for its consideration.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate.

Nominating and Corporate Governance Committee

The Nominating Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, recommending to our Board for selecting candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of our Board, and developing and making recommendations regarding corporate governance matters.

Specific responsibilities of the Nominating Committee include:

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identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;
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considering and making recommendations to our Board regarding the composition and chairmanship of the committees of our Board;
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instituting plans or programs for the continuing education of our Board;
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developing and making recommendations to our Board regarding corporate governance guidelines and matters;
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reviewing, evaluating and recommending to our Board succession plans for our executive officers;

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oversight of strategy, initiatives and policies concerning corporate social responsibility, including Environmental, Social and Governance matters; and
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overseeing periodic evaluations of the Board’s performance, including committees of the Board.

The Nominating Committee is composed of three directors: Ms. Lynch, Dr. Le Goff and Dr. Tiller. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Board has adopted a written Nominating Committee charter that is available to stockholders on the Company’s website at www.longboardpharma.com. The information on our website is not incorporated by reference into this Proxy Statement or the Annual Report.

The Nominating Committee believes that candidates for director should have certain minimum qualifications, and intends to consider factors such as having high personal integrity and ethics, possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, and having the ability to exercise sound business judgment. The Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee expects to consider diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Nominating Committee seeks to identify and consider qualities, skills and other director attributes that will enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to the Company during their terms, and considers factors such as the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee may from time to time engage, if it deems appropriate, a professional search firm to identify director candidates, and conducts appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then recommends potential director candidates to the Board.

The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting at 4275 Executive Square, Suite 950, La Jolla, California 92037, Attention: Corporate Secretary. Submissions must include the name and address of the stockholder on whose behalf the submission is made, the number of shares owned by such stockholder as of the date of submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information for the proposed candidate, a description of the proposed nominee’s qualifications as a director, and the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Our Commitment to Corporate Social Responsibility – Environmental, Social and Governance Initiative

At Longboard, we are committed to building a sustainable and successful world-class neurology team to deliver transformative medicines to patients globally, and to deliver value to our key stakeholders. We realize this comes with tremendous responsibility.

In 2022, we commenced a companywide environmental, social and governance (“ESG”) initiative that aligns with our goal of scaling our company in a sustainable and responsible way. Our ESG initiative aligns with our corporate objectives and will evolve and expand as we advance our company and pipeline.

We are focused on key areas including:

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Advocacy (Patients, Caregivers, Advocates)
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Employee Engagement, Diversity & Inclusion

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Human Rights & Community Relations
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Product Quality & Safety
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Environmental Sustainability

Our goal is to deliver on our commitment to patients, caregivers, the communities in which we operate, our employees and their well-being, and our stockholders. We believe that aligning our corporate vision of A world where ~~devastating~~ neurological conditions are no longer devastating is key to our success and will allow us to deliver on our commitment.

Our values are also a key component in ensuring that all of our employees are working toward the same goals.

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Be passionate. Do things with unwavering purpose, commitment, and drive.
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Encourage innovation. Achieve more by being creative, bold, and daring.
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Act with agility. React strategically to change with nimbleness and adaptability.
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Collaborate respectfully. Accomplish our goals through teamwork and being inclusive; challenge each other to always do our best.
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Honor our community. Support the communities that we serve with integrity and dedication.

Our ESG initiatives are overseen at the Board level by our Nominating Committee, and this responsibility includes oversight of strategy, plans, and policies regarding ESG, among other duties. Our leadership team and ESG working group are responsible for working with subject matter experts across the company to establish and align our purpose and goals, and to lead through example as we foster a culture that thrives.

Patient Advocacy

The people living with and treating neurological conditions are at the center of what we do. We are grateful for the opportunity to learn from the global Developmental and Epileptic Encephalopathy (“DEE”) community including people living with these conditions, their families and caretakers, advocacy leaders and healthcare providers. Their contributions and feedback are crucial as we work diligently towards our goal of developing novel, transformative medicines for a wide range of neurological conditions and providing access to more patients. We appreciate them for allowing us to be a part of their community.

Our engagement with over 25 advocacy groups, representing families across seven countries, is key to enriching our understanding of the evolving environment and unmet needs of families affected by DEEs. In 2024, we are honored to have the opportunity to share Longboard’s progress at more than 10 different advocacy conferences, and we are proud to continue to serve on several advocacy-led working groups as we work together to solve clinical and research roadblocks. These engagements provide invaluable insights that inform the designs of our clinical studies.

Environmental Sustainability

Longboard is committed to responsible environmental practices. We believe our dedication to deliver transformative medicines to patients globally can be done in a manner that respects our ecosystem. Examples of our commitment include: encouraging environmentally friendly workplace practices such as increased use of e-records and e-signing technology, reducing printing and the consumption of other office resources, and reducing use of plastics; supporting practices to ethically treat animals in research; promoting energy and water conservation; and permitting hybrid and remote work.

Longboard seeks to comply with all applicable legal and regulatory requirements. We recognize that climate change is a growing risk for our planet, and we are committed to doing our part to mitigate this risk by placing increased focus and emphasis on environmental sustainability.

Employee Culture, Engagement & Diversity

We believe that our success largely depends upon attracting and retaining a highly skilled team with key expertise in our areas of therapeutic focus. We are committed to creating and maintaining a culture that is positive, diverse, inclusive and dynamic. Our human capital priorities include, as applicable, identifying, recruiting, retaining, incentivizing, developing and integrating our existing and future employees. We provide our employees competitive base salaries, as well as a cash target bonus, a robust benefits package and equity compensation. Our benefits include:

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Medical insurance, including PPO and HMO options and mental health services, with significant contributions to health-related premiums for employees and dependents, including registered domestic partners
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Dental and vision insurance
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Healthcare flexible spending accounts
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Basic life insurance and AD&D
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401(k) savings plan with 5% employer match
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Paid vacations and flexible time off policy
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Hybrid and remote work
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Regular employee engagement and appreciation activities
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Volunteer opportunities

In addition, we regularly conduct an employee survey to gauge employee engagement and identify areas of potential improvement. The below graphic depicts certain demographics of our employees as well as recent engagement survey results as of March 18, 2024.

The U.S. reporting on Race and Ethnicity follows the U.S. Department of Labor’s EEO-1 reporting standards. The races and ethnicities reported are American Indian or Alaska Native, Asian, Black or African American, Hispanic or Latino, Native Hawaiian or Other Pacific Islander, and White. Please note that totals on this page may not add up to 100 percent due to rounding to the closest decimal point.

Board Diversity

In accordance with the Nasdaq listing rules, the members of the Board have self-identified a number of attributes related to their diversity. The following is a matrix showing the makeup of those self-reported attributes:

Board Diversity Matrix (As of the Record Date)
Total Number of Directors	7
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	3	0	0
Two or More Races or Ethnicities(1)	0	1	0	0
LGBTQ+	2
Did Not Disclose Demographic Background	1

(1) One director self-identified as Native Hawaiian or Pacific Islander and White.

Our Board Diversity Matrix as of March 31, 2023 can be found in our proxy statement for our 2023 Annual Meeting of Stockholders, filed with the SEC on April 11, 2023.

Board Composition

Stockholder Communications With the Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to 4275 Executive Square, Suite 950, La Jolla, California 92037, Attention: Corporate Secretary. Such written communications must set forth the name and address of the stockholder on whose behalf the communication is sent and the number of shares of our capital stock that are owned beneficially by such stockholder as of the date of the communication. All communications will be compiled by our corporate secretary and submitted to the Board or the individual directors on a periodic basis, unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

Code of Ethics

We maintain a Code of Business Conduct and Ethics that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Business Conduct and Ethics is posted on our website at www.longboardpharma.com on the “Governance” page of the section titled “Investors.” If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director that are required to be disclosed pursuant to SEC rules, we will promptly disclose the nature of the amendment or waiver on our website or in a current report on Form 8-K. Information contained in, or that can be accessed through, our website is not incorporated by reference herein, and you should not consider information on our website to be part of this Proxy Statement or the Annual Report.

Prohibition on Speculative Trading*

No officer, director, other employee or consultant of the Company may engage in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to the Company’s stock at any time. In addition, no officer, director, other employee or consultant of the Company may margin, or make any offer to margin, or otherwise pledge as security, any of the Company’s stock, including without limitation, borrowing against such stock, at any time.

* The disclosure under the caption “Prohibition on Speculative Trading” is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

amendment to the Company's Amended and Restated Certificate of Incorporation to Limit the Liability of officers of the Company to the Maximum Extent permitted by Law as Permitted PursUAnt to Section 102(b)(7) of the Delaware General Corporation law

The Delaware General Corporation Law (the “DGCL”) was recently amended to permit Delaware companies to exculpate their officers, in addition to their directors, for personal liability in certain actions. After careful consideration, our Board adopted and approved, and has recommended that our stockholders adopt, an amendment to our Amended and Restated Certificate of Incorporation (the “Officer Exculpation Amendment”) to provide for the exculpation of our officers pursuant to these recent amendments to the DGCL.

As amended, the DGCL only permits, and the Officer Exculpation Amendment would only permit, the exculpation of officers for claims that do not involve breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. In addition, under the Officer Exculpation Amendment, the exculpation of officers would not apply to claims brought by or in the right of the Company, such as derivative claims.

Taking into account the limits on the type of claims for which officers’ liability would be exculpated, and the benefits our Board believes would accrue to the Company and our stockholders in the form of an enhanced ability to attract and retain talented officers, the potential to discourage frivolous lawsuits that can distract management, and the potential to decrease the cost of directors’ and officers’ insurance or prevent the Company from obtaining such coverage in the future, our Board determined that it is in the best interests of the Company and our stockholders to adopt the Officer Exculpation Amendment. The Company’s executive officers have an interest in approval of the Officer Exculpation Amendment because it relates to the extent of their potential exposure to certain liabilities in certain circumstances.

If adopted, the Officer Exculpation Amendment would add a new Article IX to our Amended and Restated Certificate of Incorporation, which would read as follows:

“IX.

No officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of an officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. Solely for purposes of this Article IX, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL.”

The text of the proposed amendment to our amended and restated certificate of incorporation is set forth in Appendix A.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and has further directed that the Board submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since its inception in 2020. Representatives of KPMG LLP will be present, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees for services provided for the fiscal years ended December 31, 2023 and 2022, by KPMG LLP, our independent registered public accounting firm for those periods. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
(in thousands)	2023	2022
Audit Fees	$665	$530
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$665	$530

Audit Fees. Consists of fees billed for professional services by KPMG LLP for audit and quarterly review of our financial statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements, including consents and comfort letters.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, KPMG LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of services other than audit services by KPMG LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 15, 2024:

• each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

• each of our directors, including the nominees named herein;

• each of our named executive officers; and

• all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a stockholder and the percentage ownership of such stockholder, we deemed to be outstanding all shares that a stockholder has the right to acquire through the exercise of options or the conversion of non-voting common stock as of May 14, 2024, which is 60 days after March 15, 2024. These shares are deemed to be outstanding and beneficially owned by the stockholder holding such options or non-voting common stock for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder. Except as indicated by the footnotes below and subject to community property laws where applicable, we believe, based on information furnished to us, that the stockholders named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D, 13G and other filings made with the SEC as of March 15, 2024.

Percentage of shares beneficially owned is based on 33,599,740 shares of our common stock outstanding as of March 15, 2024.

Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Longboard Pharmaceuticals, Inc., 4275 Executive Square, Suite 950, La Jolla, California 92037.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Holders:
FMR LLC(1)	4,506,467	13.41%
Entities affiliated with Zone II Healthcare Holdings, LLC(2)	3,402,797	9.99%
RA Capital Healthcare Fund, L.P.(3)	3,073,119	9.15%
Entities affiliated with Cormorant Asset Management, LP(4)	2,353,141	6.87%

Named Executive Officers and Directors:
Kevin Lind(5)	929,173	2.72%
Brandi Roberts(6)	206,938	*
Randall Kaye(6)	159,992	*
Phil Schneider(6)	49,286	*
Paul Sekhri(6)	49,286	*
Casey Lynch(6)	50,620	*
Corinne Le Goff(6)	49,589	*
Vince Aurentz(6)	42,031	*
Jane Tiller(6)	38,939	*
All executive officers and directors as a group (9 persons)(7)	1,575,854	4.64%

* Represents beneficial ownership of less than 1%.

(1)
Consists of 4,506,467 shares of common stock held by FMR LLC (“FMR”). FMR LLC stated in its Schedule 13G/A filing with the SEC on March 11, 2024 that it beneficially owned 4,506,467 shares at February 29, 2024, and it has power to vote or direct the vote for 2,727,978 shares and the Select Biotechnology Portfolio has the power to vote or direct the vote for 1,778,489 shares. FMR has the sole power to dispose or direct the disposition of 4,506,467 shares. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. The address of these persons and entities is 245 Summer Street, Boston, Massachusetts 02110.
(2)
Consists of (i) an aggregate 2,940,500 shares of voting common stock held by Zone II Healthcare Holdings, LLC (“ZIIHH”), Farallon Capital Partners, L.P. (“FCP”), Farallon Capital Institutional Partners, L.P. (“FCIP”), Farallon Capital Institutional Partners II, L.P. (“FCIP II”), Farallon Capital Institutional Partners III, L.P. (“FCIP III”), Four Crossings Institutional Partners V, L.P. (“FCIP V”), Farallon Capital Offshore Investors II, L.P. (“FCOI II”), Farallon Capital F5 Master I, L.P. (“F5MI”) and Farallon Capital (AM) Investors, L.P. (“FCAMI” and, together with ZIIHH, FCP, FCIP, FCIP II, FCIP III, FCIP V, FCOI II and F5MI, the “Farallon Funds”); and (ii) 462,297 shares of non-voting common stock held by ZIIHH that could be converted into voting common stock at the election of ZIIHH as of March 15, 2024, subject to the beneficial ownership limitations in our Amended and Restated Certificate of Incorporation (the “Beneficial Ownership Limitation”). ZIIHH’s total non-voting common stock ownership was 1,759,500 shares as of March 15, 2024, but 1,297,203 of these shares of non-voting common stock could not be converted into voting common stock within 60 days of March 15, 2024 because of the Beneficial Ownership Limitation. On March 26, 2024, Farallon Healthcare Partners Master, L.P. (an affiliate of the Farallon Funds) purchased an additional 2,850,000 shares of non-voting common stock which are not included in the table or calculations above. Farallon Capital Management, L.L.C., as the manager of ZIIHH, may be deemed to be a beneficial owner of the voting shares and non-voting shares held by ZIIHH. Farallon Partners, L.L.C., as the general partner of each of FCP, FCIP, FCIP II, FCIP III, FCOI II and FCAMI, and the sole member of Farallon Institutional (GP) V, L.L.C. may be deemed to be a beneficial owner of the voting shares held by the Farallon Funds other than ZIIHH and F5MI. Farallon Institutional (GP) V, L.L.C., as the general partner of FCIP V, may be deemed to be a beneficial owner of the voting shares held by FCIP V. Farallon F5 (GP), L.L.C., as the general partner of F5MI, may be deemed to be a beneficial owner of the voting shares held by F5MI. Each of Joshua J. Dapice, Philip D. Dreyfuss, Hannah E. Dunn, Richard B. Fried, Varun N. Gehani, Nicolas Giauque, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., Edric C. Saito, William Seybold, Daniel S. Short, Andrew J.M. Spokes, John R. Warren and Mark C. Wehrly (the “Managing Members”), as a senior managing member, senior manager, managing member or manager, as the case may be, of Farallon Capital Management, L.L.C., Farallon Partners, L.L.C., Farallon Institutional (GP) V, L.L.C. and Farallon F5 (GP), L.L.C. , in each case with the power to exercise investment discretion, may be deemed to be a beneficial owner of the voting common stock and non-voting common stock held by the Farallon Funds. Each of Farallon Capital Management, L.L.C., Farallon Partners, L.L.C., Farallon Institutional (GP) V, L.L.C., Farallon F5 (GP), L.L.C. and the Managing Members disclaims beneficial ownership of any such shares of voting common stock and non-voting common stock except for purposes of reporting beneficial ownership under Section 13(d) of the Exchange Act. The address of each of the entities and individuals referenced in this note is c/o Farallon Capital Management, L.L.C. One Maritime Plaza, Suite 2100, San Francisco, California 94111.
(3)
Consists of 3,073,119 shares of common stock held by RA Capital Healthcare Fund, L.P. RA Capital Healthcare Fund, L.P. stated in its 13G filing with the SEC on January 12, 2024 that it beneficially owned 3,073,119 shares at such date. RA Capital Management, L.P. is the investment manager for RA Capital Healthcare Fund, L.P. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. Each of Dr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the securities held by RA Capital Healthcare Fund. L.P. The principal addresses of these persons and entities is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.
(4)
Consists of (i) 1,027,679 shares of common stock held by Cormorant Global Healthcare Master Fund, LP (“Cormorant Master Fund”), (ii) 664,207 shares of common stock held by Cormorant Private Healthcare Fund III, LP (“Cormorant Fund III”) and (iv) 661,255 shares of non-voting common stock that could be converted into common stock at the election of Cormorant Fund III as of the March 15, 2024. Cormorant Global Healthcare GP, LLC (“Global GP”), is the general partner of Cormorant Master Fund, and Cormorant Private Healthcare III GP, LLC (“Private GP III”) is the general partner of Cormorant Fund III. Bihua Chen serves as the managing member of Global GP and Private GP III, and as the general partner of Cormorant. Cormorant serves as the investment manager to Cormorant Fund III, Cormorant Master Fund and CRMA. The Cormorant funds have shared voting and dispositive power with respect to the shares beneficially owned. The address for each of the entities is 200 Clarendon Street, 52nd Floor, Boston Massachusetts 02116.
(5)
Consists of (i) 348,450 shares of common stock held by Mr. Lind and (ii) 580,723 shares of common stock subject to options held by Mr. Lind that are exercisable within 60 days of March 15, 2024.
(6)
Consists of shares of common stock subject to options that are exercisable within 60 days of March 15, 2024.
(7)
Consists of the shares described in notes 5 and 6 above.

EXECUTIVE OFFICERS

Each of our executive officers serves at the discretion of the Board. The determination as to which of our employees qualify as executive officers was made by the Board in accordance with the rules of the SEC. Biographical information for our executive officers as of the Record Date is set forth below. The following table identifies our current executive officers, their age, and their respective offices and positions as of the Record Date.

Name	Age	Position
Kevin R. Lind	47	President, Chief Executive Officer and Director
Brandi L. Roberts	50	Executive Vice President and Chief Financial Officer
Randall E. Kaye, M.D.	61	Executive Vice President and Chief Medical Officer

Kevin R. Lind. Biographical information regarding Mr. Lind is set forth under “Information about Members of the Board of Directors Continuing in Office.”

Brandi L. Roberts has served as our Chief Financial Officer since January 2021 and as our Executive Vice President and Chief Financial Officer since February 9, 2023. Prior to joining us, Ms. Roberts served as Chief Financial Officer for Lineage Cell Therapeutics, Inc., a publicly traded clinical-stage biotechnology company, from January 2019 to January 2021. From August 2017 to January 2019, Ms. Roberts served as Chief Financial Officer at REVA Medical, Inc. (Reva), a medical device company. Subsequently, Reva filed a prepackaged voluntary Chapter 11 bankruptcy petition on January 14, 2020, and emerged from bankruptcy protection in United States effective February 26, 2020. Ms. Roberts previously served as Chief Financial Officer at Mast Therapeutics, Inc., a publicly traded biopharmaceutical company, from January 2013 to April 2017, having served as its Senior Vice President, Finance from March 2011 to January 2013. Previously, Ms. Roberts held senior positions at Alphatec Spine, Inc., Artes Medical, Inc., Stratagene Corporation and Pfizer, Inc. Ms. Roberts currently serves as Chair of the Southern California Chapter of the Association of Bioscience Financial Officers and has served on the board of TFF Pharmaceuticals, Inc., a publicly traded clinical-stage biopharmaceutical company, since March 2022. Ms. Roberts brings more than 25 years of public accounting and finance experience to her position. Ms. Roberts is a certified public accountant with the State of California and received her B.S. degree in business administration from the University of Arizona and her M.B.A. from the University of San Diego.

Randall E. Kaye, M.D. has served as our Chief Medical Officer since March 2022 and as our Executive Vice President and Chief Medical Officer since February 9, 2023. Prior to joining us, Dr. Kaye served as Chief Medical Officer of Neurana Pharmaceuticals, Inc., a biotechnology company focused on the treatment of neuromuscular conditions, from September 2019 to March 2022. Prior to Neurana, Dr. Kaye served as Chief Medical Officer of Click Therapeutics, Inc. (“Click”), a leader in digital healthcare innovation, where he was involved in the development of software as a prescription medical treatment for a number of chronic debilitating conditions, from September 2018 to September 2019. Prior to Click, he served as Chief Scientific Officer of SSI Strategy Holdings LLC, where he oversaw clinical development, medical affairs and pharmacovigilance, from September 2014 to September 2018. In conjunction with his role at SSI Strategy, LLC, Dr. Kaye served as Chief Medical Officer of Axsome Therapeutics, Inc. from September 2014 to September 2016. Earlier in his career, Dr. Kaye held the positions of Chief Medical Officer of Avanir Pharmaceuticals, Inc., which was acquired by Otsuka Pharmaceutical Co., and Vice President, Medical Affairs of Scios Inc. and InterMune, Inc. Dr. Kaye also held clinical development and medical affairs positions at Pfizer Inc. Dr. Kaye has served on the board of NervGen Pharma Corp., a publicly traded clinical-stage biotech company, since October 2020. Dr. Kaye earned an M.D., M.P.H. and B.S. at George Washington University, completed his pediatric training at UMASS Medical Center and finished his academic training as a postdoctoral Research Fellow at Harvard Medical School.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2023, consisting of our principal executive officer and the next two most highly compensated executive officers, were:

• Kevin R. Lind, our Chief Executive Officer and President;

• Brandi L. Roberts, our Executive Vice President and Chief Financial Officer; and

• Randall E. Kaye, M.D. our Executive Vice President and Chief Medical Officer.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as otherwise required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Summary Compensation Table

The following table presents all of the compensation awarded to or earned by or paid to our named executive officers during the fiscal years indicated below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Kevin R. Lind	2023	610,000	—	—	986,934	442,860	14,010	2,053,804
President and Chief Executive Officer	2022	572,000	—	—	544,070	377,520	12,325	1,505,915
Brandi L. Roberts	2023	436,800	—	—	362,547	211,411	14,442	1,025,200
Executive Vice President and Chief Financial Officer	2022	415,100	—	—	251,109	182,644	12,325	861,178
Randall E. Kaye, M.D.	2023	472,500	—	—	443,113	228,690	16,764	1,161,067
Executive Vice President and Chief Medical Officer(1)	2022	351,563	—	—	827,115	198,000	9,150	1,385,828

(1)
Dr. Kaye began his employment with us in March 2022.
(2)
In accordance with SEC rules, these columns reflect the aggregate grant date fair value of stock option awards granted, computed in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718. This amount does not reflect the actual economic value that will be realized by a named executive officer upon the vesting of the stock awards or stock options, the exercise of the stock options, or the sale of the common stock underlying such awards. For a discussion of valuation assumptions, see Note 8 to our financial statements included in the Annual Report.
(3)
The amounts reported in this column represent 401(k) matching contributions and group-term life insurance premiums.

Narrative to the Summary Compensation Table

The elements of the compensation program for our named executive officers include: annual base salary; an annual cash (non-equity) incentive; long-term equity awards; certain health, welfare and 401(k) plan benefits; and when determined reasonable, limited perquisites.

Our named executive officers also have severance benefits in their respective employment agreements (see “Agreements with Named Executive Officers” below).

The compensation of our named executive officers is generally determined and approved at the beginning of each year or, if later, in connection with the commencement of employment of the executive, by our Board or the Compensation Committee.

Annual Base Salary

The 2023 annual base salaries for our named executive officers are set forth in the table below.

Name	2023 Base Salary
Kevin R. Lind	$610,000
Brandi L. Roberts	$436,800
Randall E. Kaye, M.D.	$472,500

Non-Equity Incentive Plan Compensation

Our Board adopted a formal executive bonus plan (“Performance Bonus Plan”) in February 2021. The purpose of the Performance Bonus Plan is to create a direct relationship between key business performance measurements and individual bonus amounts. The Performance Bonus Plan provides for bonus payments to each executive officer conditioned upon the achievement of certain performance goals established by the Compensation Committee, which may differ for each executive officer. Our Compensation Committee establishes such performance goals based on one or more established performance criteria relating to financial, operational, workforce, or partner performance.

Each executive officer is assigned a target bonus expressed as a percentage of his or her base salary.

• For 2023, Mr. Lind’s target performance bonus was 60% of his base salary.

• For 2023, Ms. Roberts’ and Dr. Kaye’s target performance bonuses were 40% of their base salaries.

The Compensation Committee may consider each named executive officer’s individual contributions towards reaching our annual corporate goals. There is no minimum bonus percentage or amount established for the named executive officers and, thus, the bonus amounts vary from year to year based on corporate and individual performance, in each case pursuant to the terms of our Performance Bonus Plan and each executive officer’s employment agreement and offer letter.

The Board approved corporate goals for 2023, with research and development assigned 80% of the weighting and corporate resource management assigned 20% of the weighting. Two additional “upside” goals were also approved which provided a total bonus target opportunity of 115% of such individual's target bonus amount.

In February 2024, the Compensation Committee recommended to the Board, and the Board subsequently determined, that the 2023 corporate goals had been achieved at an aggregate level of 121%. This amount was higher than the total potential bonus achievement due in part to significant efforts that enabled the completion of the PACIFIC Study in a timely manner and with related positive data that enabled a successful financing and the expected advancement of bexicaserin into Phase 3 studies. No specific individual goals were established for any of our named executive officers for 2023.

As a result, in February 2024, the Compensation Committee recommended, and the Board approved, the following bonuses to our named executive officers for performance in 2023, equal to 121% of their target bonus amount:

Name	2023 Annual Bonus
Kevin R. Lind	$442,860
Brandi L. Roberts	$211,411
Randall E. Kaye, M.D.	$228,690

Equity Compensation

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate employees, consultants, and directors, and encourages them to devote their best efforts to our business and financial success.

Our named executive officers and other employees are generally provided annual equity awards.

Other Compensation

Our named executive officers are eligible to participate, on the same basis as our other employees, in our employee benefit plans, including our medical, dental, vision, life and disability plans, and our 401(k) plan. We generally do not provide our named executive officers with significant perquisites or other personal benefits.

Incentive Compensation Recoupment Policy

We have implemented a Dodd-Frank Act-compliant incentive compensation recoupment policy, as required by SEC and Nasdaq rules.

401(k) Plan

We maintain a 401(k) plan for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $22,500 for calendar year 2023. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2023 was up to an additional $7,500 above the statutory limit. We make matching contributions into the 401(k) plan on behalf of participants, matching 100% of participant contributions up to 3% of eligible compensation, and 50% thereafter up to 5%. Matching contributions vest immediately.

Agreements with Named Executive Officers

Below are descriptions of our offer letters and employment agreements with each of our named executive officers for 2023, including a discussion of severance pay and other benefits to be provided in connection with a termination of employment.

Mr. Lind. We entered an amended and restated employment agreement effective as of the completion of our IPO on March 11, 2021, and which governs the current terms of his employment with us. Pursuant to the agreement and taking into account annual salary adjustments through February 2024, Mr. Lind is entitled to an annual base salary of $640,500, and is eligible to receive an annual discretionary bonus equal to 60% of his annual base salary and equity awards, in each case as determined by our Board.

Mr. Lind is also entitled to certain severance benefits upon a termination of his employment without “cause” or resignation for “good reason” (each as defined in his employment agreement and, collectively, an Involuntary Termination), including (i) continued payment of Mr. Lind’s base salary for eighteen months, (ii) payment of a pro-rata portion of his annual bonus for the year in which such Involuntary Termination occurs, based on actual performance results for such year as determined by the Board or the Compensation Committee (the “Pro Rata Bonus”), (iii) payment of premiums for continued group health benefits for up to twelve months, and (iv) twelve months of accelerated vesting of all outstanding equity awards that are subject to time-based vesting, measured from the date of termination. If such termination or resignation occurs within three months preceding or 18 months immediately following a change in control (as defined in our 2021 Equity Incentive Plan), then Mr. Lind would instead be eligible to receive (i) an amount equal to 150% of his base salary plus 150% of his target annual bonus for the year such Involuntary Termination occurs, (ii) payment of his Pro Rata Bonus for the year in which the Involuntary Termination occurs, and (iii) payment of premiums for continued group health benefits for up to eighteen months, and the vesting and exercisability of all outstanding time-based stock options and other time-based equity awards covering our common stock will accelerate in full effective as of the later of (x) Mr. Lind’s Involuntary Termination date or (y) the effective date of such change in control.

In addition, in the event Mr. Lind’s employment terminates due to his death or “disability” (as defined in his offer letter), then the vesting and exercisability of all outstanding equity awards that are subject to time-based vesting shall be accelerated by 24 months, measured from the date of termination.

All such severance or change in control benefits are subject to his executing and not revoking a separation agreement and general release of claims against us.

Ms. Roberts. We entered into an amended and restated employment agreement effective as of the completion of our IPO on March 11, 2021, and which governs the current terms of her employment with us. Pursuant to the agreement and taking into account annual salary adjustments through February 2024, Ms. Roberts is entitled to an annual base salary of $458,700, and is eligible to receive an annual discretionary bonus equal to 40% of her annual base salary and equity awards, in each case as determined by our Board. Ms. Roberts is also entitled to certain severance benefits upon a termination of her employment without “cause” or resignation for “good reason” (each as defined in her employment agreement and, collectively, an Involuntary Termination), including (i) continued payment of Ms. Roberts’ base salary for twelve months, (ii) payment of a pro-rata portion of her annual bonus for the year in which such Involuntary Termination occurs, based on actual performance results for such year as determined by the Board or the Compensation Committee (the “Pro-Rata Bonus”), (iii) six months of accelerated vesting of all outstanding equity awards that are subject to time-based vesting, measured from the date of termination and (iv) payment of premiums for continued group health benefits up to twelve months. If such termination or resignation occurs within three months preceding or 18 months immediately following a change in control (as defined in our 2021 Equity Incentive Plan), then Ms. Roberts would instead be eligible to receive (i) an amount equal to 100% of her base salary plus 100% of her target annual bonus for the year such Involuntary Termination occurs, (ii) payment of her Pro-Rata Bonus for the year in which the Involuntary Termination occurs, and (iii) payment of premiums for continued group health benefits for up to twelve months, and the vesting and exercisability of all outstanding time-based stock options and other time-based equity awards covering our common stock will accelerate in full effective as of the later of (x) Ms. Roberts’ Involuntary Termination date or (y) the effective date of a change in control.

In addition, in the event Ms. Roberts’ employment terminates due to death or disability (as defined in her offer letter), then the vesting and exercisability of all outstanding equity awards that are subject to time-based vesting shall be accelerated by 24 months, measured from the date of termination.

All such severance or change in control benefits are subject to her executing and not revoking a separation agreement and general release of claims against us.

Dr. Kaye. We entered into an employment agreement with Dr. Kaye in March 2022. Pursuant to the agreement and taking into account annual salary adjustments through February 2024, Dr. Kaye is entitled to an annual base salary of $496,200, and is eligible to receive an annual discretionary bonus equal to 40% of his annual base salary and equity awards, in each case as determined by our Board. Dr. Kaye is also entitled to certain severance benefits upon a termination of his employment without “cause” or resignation for “good reason” (each as defined above and collectively, an Involuntary Termination), including (i) continued payment of Dr. Kaye’s base salary for twelve months, (ii) payment of a pro-rata portion of his annual bonus for the year in which such Involuntary Termination occurs, based on actual performance results for such year as determined by the Board or the Compensation Committee (the Pro-Rata Bonus), (iii) six months of accelerated vesting of all outstanding equity awards that are subject to time-based vesting, measured from the date of termination and (iv) payment of premiums for continued group health benefits up to twelve months. If such termination or resignation occurs within three months preceding or 18 months immediately following a change in control (as defined in our 2021 Equity Incentive Plan), then Dr. Kaye would instead be eligible to receive (i) an amount equal to 100% of his base salary plus 100% of his target annual bonus for the year such Involuntary Termination occurs, (ii) payment of his Pro-Rata Bonus for the year in which the Involuntary Termination occurs, and (iii) payment of premiums for continued group health benefits for up to twelve months, and the vesting and exercisability of all outstanding time-based stock options and other time-based equity awards covering our common stock will accelerate in full effective as of the later of (x) Dr. Kaye’s Involuntary Termination date or (y) the effective date of a change in control.

In addition, in the event Dr. Kaye’s employment terminates due to death or “disability” (as defined in his employment agreement), then the vesting and exercisability of all outstanding equity awards that are subject to time-based vesting shall be accelerated by 24 months, measured from the date of termination.

All such severance or change in control benefits are subject to him executing and not revoking a separation agreement and general release of claims against us.

Outstanding Equity Awards at Fiscal Year End

The following table presents the outstanding equity incentive plan awards held by each named executive officer as of December 31, 2023.

	Option Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Kevin R. Lind	10/27/2020	348,450	(2)	—	$3.12	10/27/2030
	2/9/2022	89,375	(3)	105,625	$4.20	2/8/2032
	2/9/2023	67,885	(3)	257,965	$4.35	2/8/2033
Brandi L. Roberts	2/15/2021	101,631	(4)	37,749	$8.56	2/14/2031
	2/9/2022	41,250	(3)	48,750	$4.20	2/8/2032
	2/9/2023	24,937	(3)	94,763	$4.35	2/8/2033
Randall E. Kaye, M.D.	3/21/2022	90,343	(4)	116,157	$6.00	3/20/2032
	2/9/2023	30,479	(3)	115,821	$4.35	2/8/2033
(1)
Option awards granted prior to March 2021 were granted under the 2020 Plan and options granted afterwards were granted under the 2021 Equity Incentive Plan (each as defined below).
(2)
The shares subject to the option vest in 24 equal monthly installments following October 27, 2022, subject to continuous service from the named executive officer on each such date. The option may be exercised for all or any of the underlying shares at any time, subject to our right to repurchase any then-unvested shares in the event the officer terminates continuous service before vesting in such shares. As of December 31, 2023, 203,262 of these option shares have vested. The vesting of the option accelerates under specific circumstances as further described under the section titled “Executive Compensation—Agreements with Named Executive Officers”.
(3)
Shares vest in 48 equal monthly installments beginning on the one-month anniversary of the grant date until fully vested, subject to continuous service from the named executive officer on each such date. In addition, the vesting of the option accelerates under specific circumstances as further described under the section titled “Executive Compensation—Agreements with Named Executive Officers”.
(4)
25% of the shares subject to the option vest on the one-year anniversary of the employee start date (which employee start date was January 21, 2021 for Ms. Roberts and March 21, 2022 for Dr. Kaye) and the remaining shares vest in 36 equal monthly installments thereafter until fully vested, subject to continuous service from the named executive officer on each such date. In addition, the vesting of the option accelerates under specific circumstances as further described under the section titled “Executive Compensation—Agreements with Named Executive Officers”.

Equity Incentive Plans - Equity Compensation Plan Information

The following table provides certain information as of December 31, 2023, with respect to all of our equity compensation plans in effect on that date: The Company’s 2020 Equity Incentive Plan (our “2020 Plan”), the Company’s 2021 Equity Incentive Plan (our “2021 Plan”), and the Company’s 2021 Employee Stock Purchase Plan (“ESPP”).

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
Equity Incentive Plans(1)	3,798,299	$5.10	1,569,298	(2)
ESPP	—	—	697,645	(3)
Equity compensation plans not approved by security holders(4)	58,520	$5.42	941,480
Total	3,856,819	$5.10	3,208,423

(1)
Following the adoption of the 2021 Plan, no additional stock awards have been or will be granted under the 2020 Plan. Any shares becoming available under the 2020 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2021 Plan.
(2)
The number of shares of common stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board (which may be zero). Pursuant to the terms of the 2021 Plan, the number of shares available under the 2021 Plan was increased by 1,225,862 shares on January 1, 2024.
(3)
The number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or (ii) such number of shares of common stock that would cause the aggregate number of shares of common stock then reserved for issuance under the ESPP to equal 1,060,017 shares; provided that before the date of any such increase, our Board may determine that such increase will be for a lesser amount of shares. Pursuant to the terms of the ESPP, the number of shares available under the ESPP increased by 245,172 shares on January 1, 2024.
(4)
In 2023, the 2021 Plan was amended to incorporate an additional pool of 1,000,000 shares issuable to individuals who satisfy the standards for inducement grants under Nasdaq Marketplace Rule 5635(c)(4) and the related guidance under Nasdaq IM 5635-1, including individuals who were not previously an employee or director of ours or following a bona fide period of non-employment, in each case as an inducement material to such individual’s agreement to enter into employment with us.

DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation earned or paid to our directors during 2023, other than Mr. Lind, who also serves as our President and Chief Executive Officer. Mr. Lind did not receive any additional compensation for his service as a director. See the section entitled “Executive Compensation” for more information regarding the compensation earned by Mr. Lind.

Director Compensation for Fiscal 2023

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Vincent E. Aurentz	$50,529	$58,815	$109,344
Corinne Le Goff, Pharm.D.	$55,996	$58,815	$114,811
Casey C. Lynch	$53,984	$58,815	$112,799
Phillip M. Schneider	$62,988	$58,815	$121,803
Paul J. Sekhri	$86,992	$58,815	$145,807
Jane Tiller, MBChB, FRCPsych	$49,512	$58,815	$108,327
(1)
Amounts shown in this column do not reflect dollar amounts actually received by non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted computed in accordance with the provisions of FASB ASC Topic 718. Our non-employee directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

In addition, we have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Our Board adopted a non-employee director compensation policy in February 2021 that became effective upon our IPO in March 2021 (and superseded all existing agreements or arrangements then in place with our non-employee directors related to cash and equity compensation). Our Board periodically reviews this policy and last revised it following the 2023 annual meeting of stockholders.

Our director compensation policy provides that eligible non-employee directors, as determined by our Board, will receive the following compensation for service on our Board:

•
an annual cash retainer of $40,000 for all non-employee directors;
•
an additional annual cash retainer of $30,000 for the chair of our Board;
•
an additional annual cash retainer of $10,000, $7,500 and $5,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;
•
an additional annual cash retainer of $10,000, $7,500 and $5,000 for service as chair of the Audit Committee, Compensation Committee and the Nominating Committee, respectively (in addition to the cash retainer received as a member of each such committee);
•
an initial option grant to purchase 12,500 shares of our common stock on the date of each such non-employee director’s appointment to our Board, with such option vesting in 36 equal monthly installments following the date of such director’s initial election or appointment to our Board; and
•
an annual option grant to purchase 12,500 shares of our common stock on the date of each of our annual stockholder meetings, with such option vesting in 12 equal monthly installments following the date of grant (provided that such option will vest in full on the date before our next following annual stockholder meeting, if earlier). Non-employee directors who are first appointed or elected to our Board on the date of our annual stockholder meeting will receive both the initial option grant and an annual option grant; directors who commence on any other date will receive a prorated annual option grant (in addition to an initial option grant), with any such prorated annual option grant vesting in equal monthly installments from the grant date through the date of our next annual stockholder meeting (as further described in our non-employee director compensation policy).

All options granted to our non-employee directors will have a term of 10 years from the date of grant and will be subject to accelerated vesting in full in the event we are subject to a change in control (as defined in our 2021 Plan), or in the event of the director’s death or Disability (as defined in our 2021 Plan). To the extent then-vested, options granted to our non-employee director shall remain exercisable for three years following the date of termination of such director’s continuous service (other than due to Cause (as defined in the 2021 Plan)), subject to earlier expiration as provided under the 2021 Plan or on the expiration date applicable to such option).

The following table lists the aggregate number of shares with respect to the outstanding option awards held by each of our non-employee directors as of December 31, 2023:

Name	Number of Shares Subject to Outstanding Options as of December 31, 2023
Vincent E. Aurentz	44,448
Corinne Le Goff, Pharm.D.	50,631
Casey C. Lynch	51,662
Phillip M. Schneider	50,328
Paul J. Sekhri	50,328
Jane Tiller, MBChB, FRCPsych	42,386

Transactions With Related Persons and indemnification

Policies and Procedures for Transactions with Related Persons

We have adopted a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family or an affiliate of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Board or our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family or an affiliate of any of the foregoing persons, in which the amount involved exceeds $120,000 (or, if less, 1% of the average of our total assets at year end for the last two completed fiscal years) and such person would have a direct or indirect interest, must be presented to our Board or our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Board or our Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, unrelated third parties under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Certain Related Party Transactions

The following includes a summary of transactions since January 1, 2022 to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at the end of our last two completed fiscal years, and in which any of our directors, director nominees, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”

Our Relationship with Arena Pharmaceuticals, Inc. (acquired by Pfizer Inc. as of March 11, 2022)

Prior to October 2020, we were a wholly-owned subsidiary of Arena. As of December 31, 2023, Arena held approximately 16.2% of our outstanding shares of common stock. In January 2024, Arena sold all of its shares of our common stock.

We entered into several agreements with Arena including a license agreement (“License Agreement”) and a royalty purchase agreement (“Royalty Purchase Agreement”), in October 2020. The License Agreement (including amendments thereto) and the Royalty Purchase Agreement are filed as exhibits to our Annual Report, and the summaries of these agreements below set forth the terms of the agreements that we believe are material. These summaries are qualified in their entirety by reference to the full text of such agreements.

License Agreement

In October 2020, we entered into a License Agreement with Arena, pursuant to which Arena granted us an exclusive, royalty bearing, sublicensable, worldwide license to develop and commercialize LP352, LP659, LP143 and certain 5-HT2A compounds (pharmaceutical products containing any such product candidates, the “Licensed Products”). In January 2022, we amended the License Agreement to add an additional program, and in September 2022 we further amended the License Agreement to expand the field of the license of LP659 and provide Arena a right of first negotiation to acquire certain development and commercial rights to LP659 products. Arena further granted us a covenant not to sue under any patents or certain information of Arena with respect to each Licensed Product in its respective field. Arena retained the exclusive right to use the licensed intellectual property to develop, make or use intermediates, pro-drugs and metabolites related to the Licensed Products to exploit Arena’s etrasimod, lorcaserin, olorinab, or temanogrel products, in any dosage strength or formulation, and we granted Arena a covenant not to sue with respect to such activities under certain of our intellectual property related to such compounds and the Licensed Products. We will assign to Arena new intellectual property developed by us related to such compounds. We have sole responsibility over development, regulatory and commercialization activities for the Licensed Products in the applicable fields, as well as commercial manufacture and supply therefor.

As consideration for the rights granted to us under the License Agreement, we will be required to pay to Arena a mid-single digit royalty on net sales of Licensed Products of LP352, and a low-single digit royalty on net sales of all other Licensed Products, by us, our affiliates or our sublicensees, subject to standard reductions. Our royalty obligations continue on a Licensed Product-by-Licensed Product and country-by-country basis until the later of the (i) tenth anniversary of the first commercial sale of such product in such country or (ii) expiration of the last-to-expire valid claim of the patents licensed to us under the License Agreement covering the manufacture, use or sale of such product in such country, which we expect to run in most jurisdictions until 2036 for LP352, until 2029 for LP659 and 2030 for LP143 without taking into account patent term adjustments or extensions regimes of any country, or any additional term of exclusivity we might obtain by virtue of later filed patent applications. We also will owe Arena up to two $25.0 million commercial sales milestones if nelotanserin products (which are among the licensed 5-HT2A compounds) are developed and achieve annual net sales of $100.0 million and $500.0 million.

We may unilaterally terminate the License Agreement for any reason with a specified prior notice period, and Arena may terminate the License Agreement if we challenge any of the licensed patents. Either party may terminate the License Agreement in the event of the other party’s insolvency or for the other party’s uncured material breach of the License Agreement. Absent early termination, the License Agreement will automatically expire upon the expiration of all our payment obligations under the License Agreement.

Royalty Purchase Agreement

In October 2020, we entered into a Royalty Purchase Agreement with Arena and 356 Royalty Inc., a wholly owned subsidiary of Arena (“356 Royalty”), pursuant to which we purchased the right to receive all milestone payments, royalties, interest and other payments relating to net sales of lorcaserin, in all countries and territories of the world owed or otherwise payable to 356 Royalty by Eisai Inc. and Eisai Co., Ltd. (collectively, “Eisai”), pursuant to a Transaction Agreement dated December 28, 2016, as amended (“Transaction Agreement”), by and among 356 Royalty and Eisai, for an upfront payment of approximately $0.1 million. Under the Transaction Agreement, the royalty rates range from 9.5% on annual global net sales less than or equal to $175.0 million, 13.5% on annual global net sales greater than $175.0 million but less than or equal to $500.0 million and 18.5% on annual global net sales greater than $500 million. In addition, we purchased the right to receive a payment of $25.0 million, which will be payable upon the achievement of annual net sales of $250.0 million. Lorcaserin is currently in a Phase 3 clinical trial for Dravet syndrome.

March 2024 Private Placement with Farallon

On March 26, 2024, we entered into a Non-Voting Common Stock Purchase Agreement (the “Private Placement Agreement”) with an investment fund (the “Investor”) affiliated with Farallon Capital Management, L.L.C. (“Farallon”). Funds affiliated with Farallon have been and continue to be a greater than 5% holder of our stock. Pursuant to the Private Placement Agreement, we agreed to sell 2,850,000 shares of our non-voting common stock (the “Shares”) to the Investor at a purchase price of $21.00 per share, for aggregate gross proceeds of $59,850,000 (the “Private Placement”). No discounts, commissions or placement agent fees were payable in connection with the Private Placement. The closing of the Private Placement occurred on March 26, 2024.

The Shares have no associated voting rights, except as required by Delaware law. Under our Amended and Restated Certificate of Incorporation and the Beneficial Ownership Limitation contained therein, each Share is convertible into one share of our voting common stock at any time at the holder’s election, unless such conversion would result in the holder beneficially owning more than 9.99% of our issued and outstanding voting common stock; provided, however, that a holder may increase its Beneficial Ownership Limitation to no more than 19.99% upon 61 days’ prior written notice to us, and may decrease its Beneficial Ownership Limitation immediately upon written notice to us. The conversion of the Shares is also subject to the expiration or early termination of any applicable premerger notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

The Private Placement Agreement contained a covenant that the Investor and its affiliates shall not exceed aggregated beneficial ownership of 19.99% of our voting common stock, calculated as if all shares of non-voting common stock held by the Investor and its affiliates were convertible without regard to the Beneficial Ownership Limitation. This restriction will lapse when the Investor and its affiliates beneficially own less than 10.00% of our voting common stock, calculated as if all shares of non-voting common stock held by the Investor and its affiliates were convertible without regard to the Beneficial Ownership Limitation. The Private Placement Agreement also contains additional customary representations and warranties from us and the Investor.

Employment Agreements, Consulting Agreement and Stock Option Grants to Directors and Executive Officers

We have entered into employment agreements and consulting agreements with certain of our executive officers, and granted stock options to our executive officers and directors, as more fully described in the sections titled “Executive Compensation” and “Director Compensation”.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide the Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which will require us to indemnify them.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company by telephone at (619) 592-9775 or by written request to 4275 Executive Square, Suite 950, La Jolla, California, 92037, Attention: Corporate Secretary, and we will promptly deliver the requested documents or notice. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Kevin R. Lind
President and Chief Executive Officer

April 12, 2024

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2023, is available without charge upon written request to: Corporate Secretary, 4275 Executive Drive, Suite 950, La Jolla, California, 92037.

Appendix A

Certificate of Amendment to the

Amended and Restated Certificate of Incorporation of

Longboard Pharmaceuticals, Inc.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Longboard Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: The original name of the corporation is Arena Neuroscience, Inc. and the original date of filing of said corporation’s original certificate of incorporation with the Delaware Secretary of State was January 3, 2020.

SECOND: The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Amended and Restated Certificate of Incorporation, to add the following new Article IX, subject to stockholder approval of the same:

“IX.

No officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of an officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. Solely for purposes of this Article IX, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL.”

THIRD: That said amendment has been duly adopted and approved by the stockholders of this corporation in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of this corporation on [●], 2024.

By: ______________________________

Name: Kevin Lind

Title: President and Chief Executive Officer

P.O. BOX 8016, CARY, NC 27512-9903

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Longboard Pharmaceuticals, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 28, 2024

Thursday, May 23, 2024, 8:00 AM Pacific Time

4275 Executive Square, Suite 950, La Jolla, CA 92037

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 8:00 AM Pacific Time, May 23, 2024

Internet:
www.proxypush.com/LBPH
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-313-0564
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Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned stockholder of Longboard Pharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby appoints Kevin R. Lind and Steven W. Spector, Chief Executive Officer and General Counsel, respectively, of the Company (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of the Company which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Longboard Pharmaceuticals, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect the two Class III directors named herein to hold office until the Company's 2027 annual meeting of stockholders.				
		FOR	WITHHOLD		
	1.01 Paul J. Sekhri	☐	☐		FOR
	1.02 Phillip M. Schneider	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to limit the liability of officers of the Company to the maximum extent permitted by law as permitted pursuant to Section 102(b)(7) of the Delaware General Corporation Law.	☐	☐	☐	FOR
3.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.	☐	☐	☐	FOR

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date